UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

MARATHON OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5555 San Felipe Road, Houston, Texas	77056-2723
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 629-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02         Termination of a Material Definitive Agreement.

On July 1, 2005, Marathon Domestic LLC (“Marathon Domestic”), a wholly owned subsidiary of Marathon Oil Corporation (“Marathon”), repaid all outstanding amounts under the Uncommitted Line of Credit Agreement dated June 23, 2005 (the “Credit Agreement”) between ATB Holdings Inc. (which merged into Marathon Domestic on June 30, 2005) and Citibank, NA. (“Citibank”) and delivered written notice to Citibank to terminate the Credit Agreement. The amount outstanding under the Credit Agreement on July 1, 2005 was $1.92 billion.  Payment and termination terms of the Credit Agreement are further described in Item 2.03 of Marathon’s Current Report on Form 8-K filed June 30, 2005.

In addition, on July 1, 2005, Marathon delivered written notice to Citibank to terminate the Guaranty executed on June 23, 2005 in favor of Citibank. Marathon’s financial obligations under the Guaranty are further described in Item 1.01 of Marathon’s Current Report on Form 8-K filed June 29, 2005.

Marathon originally executed the Guaranty and arranged the borrowing under the Credit Agreement as part of its closing obligations in connection with Marathon’s acquisition of Ashland Inc.’s 38 percent interest in Marathon Ashland Petroleum LLC and certain complementary businesses in a transaction valued at approximately $3.730 billion.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON OIL CORPORATION

Date: July 5, 2005	By:	/s/ Janet F. Clark
Janet F. Clark
Senior Vice President and Chief Financial Officer